UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of Registrant As Specified In Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

BITMINE IMMERSION TECHNOLOGIES, INC.

2030 Powers Ferry Road SE

Suite 212, Atlanta, Georgia 30339

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NO TO SEND US A PROXY.

Notice of Written Consent of Shareholders in Lieu of

Special Meeting of Shareholders

This Information Statement is being furnished by Bitmine Immersion Technologies, Inc., a Delaware Corporation (the “Company”), to the holders of record (the “Stockholders”) of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) as of the close of business on July 13, 2022 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated July 13, 2022 (the “Written Consent”) of stockholders of the Company owning common shares that represent a majority of the outstanding votes of the capital stock of the Company as of the Record Date (the “Consenting Stockholders”).

The Written Consent approved an Amended and Restated Certificate of Incorporation (the “A&R COI”) for the Company, which makes a number of A&R COI to the Company’s existing Certification of Incorporation (the “Current COI”), including without limitation:

(a)	authorizing the issuance of 20,000,000 shares of preferred stock;

(b)	providing that special meetings of stockholders may be called by chairman of the board, the chief executive officer or by a majority of the board;

(c)	providing that the liability of directors shall be limited to the maximum extent permitted by Delaware law;

(d)	providing that the Corporation is obligated to indemnify any director or officer for claims asserted against them arising of their services to the Corporation, and to advance any expenses associated with any indemnification claim, subject to the indemnitees undertaking to repay the advancement in the event it is later determined that the indemnitee was not entitled to indemnification;

(e)	providing that the Court of Chancery in the State of Delaware shall be the exclusive forum for any stockholder that brings a derivative action on behalf of the Company, any claim for breach of fiduciary duty owed by any director, officers or employee of the Company, any action asserting a breach of the A&R COI or Delaware corporate law, or any action asserting a claim governed by the internal affairs doctrine;

(f)	providing that the Company’s stockholders shall not be entitled to cumulate votes for any election of directors;

(g)	providing that the amendment or repeal of the Company’s bylaws will require the approval of 75% of the shares of capital stock entitled to vote at a meeting of stockholders, unless the amendment or repeal is recommended by the board of directors, which event the threshold for approval shall be a majority of the capital stock entitled to vote at the meeting of stockholders;

(h)	providing that the amendment of certain provisions of the A&R COI will require the approval of at least 75% of the outstanding shares of capital stock, and the amendment of the remaining provisions of the A&R COI will require the approval of at least 50% of the outstanding shares of capital stock.

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A copy of the A&R COI is attached hereto as Exhibit A.

The Written Consent constitutes the consent of a majority of the votes at any meeting of Stockholders, and is sufficient under the Delaware Corporation Law and the Company’s Certificate of Incorporation to approve the A&R COI. Accordingly, the A&R COI is not presently being submitted to the Company’s other stockholders for a vote. The action by Written Consent will become effective on the date of filing of the A&R COI with the Delaware Secretary of State to effect the A&R COI (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Bitmine Immersion Technologies, Inc.

By Order of the Board of Directors,

/s/ Jonathan Bates

Jonathan Bates, Chief Executive Officer

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GENERAL INFORMATION

This Information Statement is being first mailed on or about August 5th, 2022, to Stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Delaware General Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the A&R COI requires the affirmative vote or written consent of a majority of the issued and outstanding shares of capital stock. Each Common Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 47,098,091 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On the Record Date, our board of directors (the “Board of Directors”) unanimously adopted resolutions approving the A&R COI and recommended that the Stockholders approve the A&R COI. In connection with the adoption of this resolution, the Board of Directors elected to seek the written consent of the holders of a majority of our Stockholders in order to reduce associated costs and implement the proposals in a timely manner. Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), the Consenting Stockholders voted in favor of the A&R COI in a written consent dated July 13, 2022. The Consenting Stockholders are the record or beneficial owner of 25,055,000 shares of Common Stock, which represented 53.2% of the total votes entitled to be case at any meeting of Stockholders. No consideration was paid for the consents. The Consenting Stockholders names, affiliations with the Company and beneficial holdings are as follows:

Name of Beneficial Owner	Common Stock	Percent
Innovative Digital Investors Emerging Technology, LP (1)	11,500,000	24.4%
BFAM Partners, LLC (1)	4,200,000	8.9%
Michael Maloney (2)	4,000,000	8.5%
Chris Moses (3)	2,100,000	4.5%
Raymond Mow (4)	1,250,000	2.7%
Seth Bayles (5)	500,000	1.1%
Coral Investment Partners, LP (6)	1,505,000	3.2%
Total	25,055,000	53.2%

(1)	Controlled by Jonathan Bates, our Chairman and Chief Executive Officer.
(2)	Mr. Maloney is a director.
(3)	Mr. Moses is a Vice President.
(4)	Mr. Mow is a director and our Chief Executive Officer.
(5)	Mr. Bayles is a director and our Corporate Secretary.
(6)	Controlled by Erik S. Nelson, a director and our President.

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Accordingly, the Company has obtained all necessary corporate approvals in connection with the A&R COI. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-day period mandated by Rule 14c-2 and the provisions of the Delaware General Corporation Law, file a A&R COI with the Delaware Secretary of State’s Office to effect the A&R COI. The A&R COI will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.0001 per share, of which 47,098,091 shares are issued and outstanding.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our Preferred Stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 13, 2022, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after July 13, 2022 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Shares Beneficially Owned	Percent of Common Stock (1)
5% Stockholders
Jonathan Bates (2)	15,700,000	33.3%
Innovative Digital Investors Emerging Technology, LP	11,500,000	24.4%
Rykor Energy Solutions, LLC (3)	8,016,000	15.3%
Sam Jorgensen (4)	6,887,754	14.6%
BFAM Partners, LLC	4,200,000	8.9%
Michael Maloney	4,000,000	8.5%
Abed Equities	3,650,000	7.7%
BitFlair Mining Corp.	3,443,877	7.3%
Coral Investment Partners, LP (5)	2,505,000	5.2%
Directors and Named Executive Officers
Jonathan Bates (2)	15,700,000	33.3%
Michael Maloney	4,000,000	8.5%
Ryan Ramnath (6)	3,443,877	7.3%
Erik Nelson (7)	2,655,000	5.5%
Raymond Mow	1,250,000	2.7%
Seth Bayles	500,000	1.1%
Officers and Directors as a Group	27,548,877	57.2%

(1)	Based on 47,098,091 shares of common stock issued and outstanding as of July 13, 2022.

(2)	Includes (i) 11,500,000 shares owned by Innovative Digital Investors Emerging Technology, LP (“Innovative”), and (ii) 4,200,000 shares owned by BFAM Partners, LLC, of which Mr. Bates is the 100% owner. Mr. Bates has sole voting and investment power of any shares owned by Innovative by virtue of his ownership of its general partner. BFAM and Co. and an individual retirement account established by Mr. Bates own approximately 14.63% of Innovative. Mr. Bates owns 90% of BFAM and Co., and a trust established for his children on the remaining 10%. Mr. Bates disclaims beneficial ownership of any shares owned by Innovative beyond his percentage interest in such entity.

(3)	Includes (i) 2,672,000 shares held outright, (ii) 2,672,000 Class C-1 Warrants which are exercisable immediately, and (iii) 2,672,000 Class C-1 Warrants which are exercisable immediately.

(4)	Includes (i) 3,443,877 shares owned by Mr. Jorgensen and (ii) 3,443,877 shares owned by BitFlair Mining Corp. (“BitFlair”), of which Mr. Jorgensen has shared voting and investment power. Mr. Jorgenson disclaims beneficial ownership of shares held by BitFlair beyond his 40% percentage interest therein.

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(5)	Includes (i) 1,505,000 shares held outright, (ii) 500,000 Class A Warrants which are exercisable immediately, and (iii) 500,000 Class B Warrants which are exercisable immediately.

(6)	Includes 3,443,877 shares owned by BitFlair, of which Mr. Ramnath has shared voting and investment power. Mr. Ramnath disclaims beneficial ownership of shares held by BitFlair beyond his percentage interest in Bitflair of 40%.

(7)	Includes (i) 2,505,000 shares beneficially owned by Coral Investment Partners, LP (“Coral”), as to which Mr. Nelson, in his capacity as owner of the general partner, has sole voting and investment power, consisting of (A) 1,505,000 shares owned by Coral, (B) 500,000 Class A Warrants owned by Coral which are immediately exercisable, and (C) 500,000 Class B Warrants owned by Coral which are immediately exercisable, and (ii) 150,000 shares beneficially owned by Sterling Acquisitions 1, Inc., which is owned by Mr. Nelson, consisting of (X) 50,000 shares owned by Sterling, (Y) 50,000 Class A Warrants owned by Sterling, and (Z) 50,000 Class B Warrants owned by Sterling. Mr. Nelson disclaims beneficial ownership of shares held by Coral beyond his 40% ownership interest therein.

SUMMARY OF AMENDMENTS INLCUDED IN A&R COI

On July 13, 2022, our Board of Directors and the Consenting Stockholders approved the A&R COI, which includes a number of amendments to our Certificate of Incorporation. A summary of each of the material amendments is set forth below.

Authorization of Preferred Stock

The A&R COI authorizes the Company to issue up to 20,000,000 shares of preferred stock, par value $0.0001 per share, whereas the Current COI does not authorize the Company to issue any preferred stock.

The preferred stock authorized by the A&R COI will authorize the Board of Directors, without further stockholder approval, to issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

The Board of Directors approved this amendment because the Company is actively working to raise capital for the Company in order to fulfill the Company’s business plan of opening internet data centers to host Bitcoin miners. A common capital raising strategy is to raise capital through the issuance of preferred stock. Without the preferred stock, the only types of securities that the Company has available are common stock and debt securities. Many investors are not interested in investing in common stock issued by a company that is still at an early stage of development. On the other hand, the issuance of debt securities substantially increases the risk to common stockholders since the consequences of a default can be very severe, including bankruptcy and/or forced liquidation. Therefore, the Company needs the flexibility to issue preferred stock to raise additional capital.

One potential disadvantage is that the preferential terms granted to preferred stockholders may prove prejudicial or dilutive to common stockholders. Another potential disadvantage is that the creation and issuance of a series of preferred stock may be used as a means to discourage an unsolicited takeover of the Company and entrench management. However, at this time management already owns a majority interest in the Company; therefore, it has an interest in preventing the issuance of preferred stock that is prejudicial to common stock, and its control of a majority of common shares makes an unsolicited takeover impossible, even without the ability to issue preferred shares.

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Special Meetings of Stockholders

The A&R COI provides that special meetings of stockholders may only be called by chairman of the Board of Directors, the chief executive officer or by a majority of the Board of Directors. The Current COI is silent on the issue of who can call a special meeting, which means the issue is governed by the default provisions of the DGCL. Section 211(d) of the DGCL provides the special meetings may only be called by the Board of Directors “or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.” Therefore, the amendment will expand the category of persons who have a right to call a special meeting.

Limitation of Liability of Directors

The A&R COI provides that the liability of directors shall be limited to the maximum extent permitted by Delaware law. The Current COI does not contain any provision purporting to limit the liability of directors.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability for paying an unlawful dividend; or (iv) for any transaction from which the director derived an improper personal benefit.

No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. On the other hand, any amendment, repeal or elimination of such a provision shall not affect its application with respect to an act or omission by a director occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission.

The Company is planning to seek a listing for its common shares on a national securities exchange as soon as it is eligible. As part of that effort, the Company is actively seeking additional independent directors, including directors with sufficient accounting expertise to serve on an audit committee. The inclusion of provisions limiting the liability of directors is standard in certificates or articles of incorporation of public companies, and the absence of such a provision in the Original COI is an impediment to attracting and retaining a qualified board of directors. The only disadvantage may be that the Company may not have recourse against directors for certain kinds of misconduct.

Indemnification of Directors and Officers

The A&R COI provides that directors and officers shall be indemnified against any action, suit or proceeding asserted against the director or officer by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In addition, the A&R COI provides that the Company will be obligated to advance expenses for any indemnification claim prior to a resolution thereof, subject only to the director’s or officer’s undertaking to repay the expenses in the event he or she is ultimately found not to be entitled to indemnification. Such indemnification provisions are authorized by Section 145 of the DGCL.

The Current COI does not contain any provision purporting to limit the liability of directors, although the Company’s existing bylaws does contain an indemnification provision, but not an advancement of expenses obligation.

The Company is planning to seek a listing for its common shares on a national securities exchange as soon as it is eligible. As part of that effort, the Company is actively seeking additional independent directors, including directors with sufficient accounting expertise to serve on an audit committee. The Company is also seeking additional qualified officers to add to its management team. The inclusion of provisions requiring the Company to indemnify directors and officers is standard in certificates or articles of incorporation of public companies, and the absence of such a provision in the Original COI is an impediment to attracting and retaining a qualified board of directors and management. The only disadvantage may be that the Company could be faced with substantial and costly indemnification claims in the event an action, suit or proceeding is threatened or filed against an officer or director.

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Exclusive Jurisdiction in the Delaware Court of Chancery

The A&R COI provides that the Court of Chancery in the State of Delaware shall be the exclusive forum for any stockholder that brings a derivative action on behalf of the Company, any claim for breach of fiduciary duty owed by any director, officers or employee of the Company, any action asserting a breach of the A&R COI or Delaware corporate law, or any action asserting a claim governed by the internal affairs doctrine. The Current COI does not contain any provision addressing the jurisdiction of claims against the Company or brought on behalf of the Company.

Section 115 of the DGCL permits a corporation to include a provision in its certificate of incorporation that requires, consistent with applicable jurisdictional requirements, that any or all claims that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery, shall be brought solely and exclusively in any or all of the courts of the State of Delaware.

The Company believes that a provision requiring that any litigation involving corporate matters filed against or on behalf of the Company be heard in the State of Delaware will lead to the more efficient administration of such litigation. First, the Delaware courts have unique expertise interpreting and applying Delaware corporate law. Second, multi-district litigation is historically very expensive.

Director Provisions

The A&R COI contains various provisions relating to the election and appointment of directors, all of which duplicate certain default provisions of the DGCL which govern when a corporation’s certificate of incorporation or bylaws do not address the issue. The Current COI does not address these issues. The issues include:

1.	The number of directors shall be fixed from time to time in the manner provided in the Bylaws, which is what is provided for in Section 141(f) of the DGCL;

2.	Directors shall be elected by a plurality of the vote of stockholders, which is what is provided for in Section 216(3) of the DGCL;

3.	Stockholders may not cumulate votes for the election of directors, which is what is provided for in Section 214 of the DGCL unless the certification of incorporation specifically authorizes cumulative voting;

4.	Vacancies to the Board of Directors resulting from the resignation or removal of a director, or a newly created board seat, may be filled by the existing members of the Board of Directors, if less than a quorum, which is what is provided for in Section 223(a)(1) of the DGCL.

While these provisions do not represent a change in the way directors are appointed and serve under the Current COI, the provisions of the A&R COI relating to amendments to the A&R COI will make it harder for stockholders to change these provisions without the approval of the Board of Directors.

Amendments to Bylaws

The A&R COI provides that the Bylaws may be amended or repealed at any time by vote of a majority of the Board of Directors, or the vote of stockholders, provided that the required vote of stockholders shall be 50% of the shares entitled to vote if the Board of Directors recommends that stockholders approve the amendment or repeal, and otherwise the required vote shall be 75% of the shares entitled to vote.

The Current COI does not address the vote required for stockholders to approve an amendment or repeal of the Bylaws, and therefore the issue is governed by the default provisions of the DGCL. Pursuant to Section 216(2) of the DGCL, the amendment or repeal of the corporation’s bylaws normally requires the approval a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. A valid meeting only requires the presence of a quorum, which consists of a majority of the outstanding shares (although a corporation has the right to reduce, in its certificate of incorporation or bylaws, the number of shares required for a quorum to not less than 1/3).

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These provisions do not represent a change the stockholder vote required to amend or repeal the Bylaws where the Board of Directors recommends the amendment or repeal but does increase substantially the stockholder vote required where the Board of Directors does not recommend the amendment or repeal. Therefore, the foregoing provision will make it substantially harder for stockholders to amend or repeal the Bylaws without the approval of the Board of Directors, which could act as an impediment to a party attempting an unsolicited takeover of the Company.

Amendments to A&R COI

The A&R COI provides that the A&R COI may be amended or repealed at any time by vote of a majority of the outstanding shares of common stock entitled to vote on the amendment or repeal at a duly called meeting of stockholders called expressly for that purpose, provided that the affirmative vote of not less than 75% of the outstanding shares of common stock shall be required to amend the provisions of the A&R COI that relate to the election of directors, the amendment of the Bylaws, meetings of stockholders, limitation of liability and indemnification for officers and directors, the choice of Delaware as the exclusive forum for certain litigation involving the Company, and the provisions relating to the required vote to amend the A&R COI.

The Current COI does not address the vote to amend the COI, and therefore it is governed by the default provisions of the DGCL. Pursuant to Section 216(2) of the DGCL, amendments to a corporation’s certificate of incorporation normally require the approval a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. A valid meeting only requires the presence of a quorum, which consists of a majority of the outstanding shares, although a corporation has the right to reduce, in its certificate of incorporation or bylaws, the number of shares required for a quorum to not less than 1/3. Therefore, under the Current COI, amendments may be approved to the Company’s certificate of incorporation by slightly more than 25% of the outstanding shares of capital stock, assuming the Company has a minimal quorum for the stockholder’s meeting.

The foregoing provision will make it substantially harder for stockholders to amend the A&R COI without the approval of the other major shareholders in the Company, which could act as an impediment to a party attempting an unsolicited takeover of the Company.

Recommendation of Company; No Vote Required

The Board of Directors has determined that it is the best interests of the Company to approve the A&R COI. No vote of holders of outstanding shares of the Company, other than the Consenting Stockholders, is necessary for approval of the A&R COI. It is anticipated that the A&R COI will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters’ or appraisal rights with respect to the A&R COI.

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EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BITMINE IMMERSION TECHNOLOGIES, INC.

August __, 2022

Bitmine Immersion Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Bitmine Immersion Technologies, Inc.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 2019, under the name of Sandy Springs Holdings, Inc., and was amended by the Certificate of Amendment, which was filed with the Secretary of State of the State of Delaware on July 19, 2021 (collectively, the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

3. The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

 The name of the corporation is Bitmine Immersion Technologies, Inc. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The street address of the registered office of the Corporation in the State of Delaware is 1201 Orange St., Suite 600, One Commerce Center, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is Agents and Corporation, Inc.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 520,000,000 shares, consisting of (a) 500,000,000 shares of common stock (the “Common Stock”), and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).

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Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Subject to the limitations prescribed by law and in accordance with the provisions hereof, a Preferred Stock Designation may designate:

(a) A series and the number of shares to constitute the series;

(b) The dividend rate, if any, of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

(c) Whether the shares of the series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

(e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

(g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(h) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Corporation.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any series of Preferred Stock.

Section 4.3 Common Stock. Subject to the prior or equal rights, if any, of the Preferred Stock of any and all series stated and expressed by the Board of Directors in the Preferred Stock Designation providing for the issuance of such Preferred Stock, the holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders; provided that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any Preferred Stock Designations setting forth the terms of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designations setting forth the terms of any series of Preferred Stock). No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

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Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board, except as otherwise provided herein or required by law.

Section 5.2 Number, Election and Term.

 (a) The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws. Subject to Section 5.4 hereof, if the number of directors is changed, any decrease shall not shorten the term of any incumbent director.

 (b) Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of Common Stock. The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

 (c) Subject to Section 5.4 hereof, a director shall hold office until the next annual meeting of stockholders following the director’s election or appointment by the Board and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

 (d) No stockholder will be permitted to cumulate votes at any election of directors.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.4 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders following the director’s election or appointment by the Board and his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; and further provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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ARTICLE VII
MEETINGS OF STOCKHOLDERS

Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless he or she violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her action as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

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(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 9.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim arising under the Securities Act of 1933, as amended, or the Exchange Act, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, in which case, any such claim shall be brought in any other court located in the State of Delaware possessing subject matter jurisdiction.

Section 9.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 9.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 9.3 Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

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ARTICLE X
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Amended and Restated Certificate in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Amended and Restated Certificate, and in addition to any other vote of holders of capital stock that is required by this Amended and Restated Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX or Article X of this Amended and Restated Certificate.

IN WITNESS WHEREOF, Bitmine Immersion Technologies, Inc. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

BITMINE IMMERSION TECHNOLOGIES, INC.

By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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